                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                                  CPI CORP.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[CPI CORPORATION LETTERHEAD]

                                                                     May 4, 2001

DEAR CPI CORP. STOCKHOLDER:

     I am pleased to invite you to attend the 2001 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 7, 2001, at 10:00 a.m. (CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

     Please attend this meeting or, if you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly. Your vote is important in the governance of CPI.

     As I chair my first Annual Meeting of Stockholders as Chief Executive Officer and Chairman of the Board of the Board of CPI, I hope this meeting will provide an opportunity to get acquainted with you.

                                          Sincerely,

                                                   /s/ J. David Pierson
                                                     J. DAVID PIERSON
                                                  Chairman of the Board
                                               and Chief Executive Officer

                                [CPI CORP. LOGO]

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

     The annual meeting of the stockholders of CPI Corp. (the "Corporation") will be held on June 7, 2001, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

     1.    To elect a Board of Directors for the ensuing year;

     2. To act upon a proposal to ratify the appointment of KPMG LLP as the Corporation's independent certified public accountants for the fiscal year ending February 2, 2002;

     3. To act upon a proposed annual incentive program for key executives to further strengthen the alignment of executive compensation with shareholder interests; and

     4. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has specified April 24, 2001, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during regular business hours.

     The Proxy Statement for the annual meeting is set forth on the following pages.

     WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                      By Order of the Board of Directors

                                      /s/ JANE E. NELSON
                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated and mailed: May 4, 2001

                                [CPI CORP. LOGO]

                             1706 WASHINGTON AVENUE
                           ST. LOUIS, MISSOURI 63103

                 PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.
                           TO BE HELD ON JUNE 7, 2001

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Proxy are being mailed beginning May 4, 2001, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 7, 2001, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

     The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois 60602, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm out of pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

     A stockholder giving a Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending and voting at the Meeting in person; or (iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of a Proxy will not affect any vote previously taken.

     If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                                 OTHER MATTERS

     The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment.

                 PROPOSALS BY HOLDERS OF SHARES OF COMMON STOCK

     Any proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company no later than January 3, 2002 for inclusion in the Company's Proxy Statement and form of Proxy.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of common stock of the Corporation of record at the close of business on April 24, 2001, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 24, 2001, there were 7,692,675 shares of common stock issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1998, 1999 and 2000 annual meetings 82%, 86.9% and 87% respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

     Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

     (1)  THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN;

     (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 2001; AND

     (3) APPROVAL OF AN ANNUAL INCENTIVE PROGRAM FOR KEY EXECUTIVES TO FURTHER STRENGTHEN ALIGNMENT OF EXECUTIVE COMPENSATION WITH SHAREHOLDER INTERESTS.

     When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

     Directors of the Corporation shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Corporation's By-laws provide that the number of directors constituting the full Board of Directors shall be no more than nine (9). Nine Directors served on the Board at the commencement of fiscal 2000. Mary Ann Krey resigned as a Director on February 28, 2000. Milford Bohm passed away on December 1, 2000. On March 11, 2001, Mr. Alyn V. Essman retired from his position as Chief Executive Officer of the Corporation and resigned from the Board of Directors. Mr. J. David Pierson was named Chief Executive Officer and elected to succeed Mr. Essman as Director and Chairman of the Board on March 12, 2001. After considering recent and current issues presented to the Board and the time required to select a qualified director, the Nominating and Governance Committee recommended, and the Board of Directors concurred, seven directors be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. Proxies may not be cast for more than seven nominees. The following seven nominees are presently directors of the
Corporation: Messrs. Isaak, Liberman, Morris, Pierson, Reding, Sneider and
Virgil.

     Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

     The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:

                                        DIRECTOR
               NAME                      SINCE                 PRINCIPAL OCCUPATION                AGE
               ----                     --------               --------------------                ---
Russell Isaak                             1992        President of the Corporation                 58
Lee M. Liberman                           1982        Chairman Emeritus of the Board of            79
                                                         Laclede Gas Company, a St. Louis,
                                                         Missouri public utility
Patrick J. Morris                         1997        Senior Executive Vice President of the       61
                                                         Corporation and President of the
                                                         Corporation's Portrait Studio
                                                         Division
J. David Pierson                          2001        Chairman of the Board and Chief              54
                                                         Executive Officer of the Corporation
Nicholas L. Reding                        1992        Chairman of the Board of the Nidus           66
                                                         Center for Scientific Enterprise, a
                                                         St. Louis, Missouri, incubator for
                                                         entrepreneurs focused on plant
                                                         science and biotechnology
Martin Sneider                            1994        Adjunct Professor of Retailing at            58
                                                         Washington University of St. Louis,
                                                         Missouri
Robert Virgil                             1982        Principal, Edward Jones, a full service      66
                                                         retail brokerage firm located in St.
                                                         Louis, Missouri

     Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President--Finance/ Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Office of the President and of the Corporation's Executive Committee of officers.

     Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on July 1, 1993. He was also Chief Executive Officer of Laclede Gas Company from April 23, 1976 until July 1, 1991. He is a director of Falcon Products, Inc., Furniture Brands, Inc. and DT Industries.

     Mr. Morris has served as Senior Executive Vice President of the Corporation and as a member of the Office of the President since February 1992. He became President of the Corporation's Portrait Studio Division in October 1997. He joined the Corporation in 1985 as Executive Vice President-Marketing. He also serves on the Corporation's Executive Committee of officers.

     Mr. Pierson joined the Corporation on March 12, 2001 as Chairman and Chief Executive Officer. He served as President, Cole Licensed Brands, a division of Cole National Corporation ("Cole") from 1996 until he resigned to join the Corporation. From 1988 until 1996, Mr. Pierson served as Vice President, Operations; Executive Vice President, Operations and Manufacturing and General Manager, Finance/Operations/ Manufacturing and Marketing for Cole.

     Mr. Reding is Chairman of the Board of Directors of the Nidus Center for Scientific Enterprise, a business incubator in St. Louis, Missouri, which focuses on plant science and biotechnology. He served as

Vice Chairman of the Board of Monsanto Company, a St. Louis, Missouri based manufacturer of pharmaceuticals, agricultural and food products sold worldwide from 1992 until his retirement in 1998. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of International Multifoods Corp. and Meredith Corp.

     Mr. Sneider, Adjunct Professor of Retailing at Washington University of St. Louis, Missouri, served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operated numerous specialty chains nationwide, from 1987 until April of 1995. He also serves as a director of Agribrands International and is a member of the Board of Trustees of St. Louis Children's Hospital.

     Mr. Virgil is a principal with Edward Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position in 1993, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1964. He also serves as a director of GenAmerica Corporation and Maritz, Inc.

                               EXECUTIVE OFFICERS

     Following is a list of all individuals who served as Corporate Executive Officers during Fiscal year 2000, together with their respective ages and the positions in which they have served the Corporation:

Alyn V. Essman (69).........   Chief Executive Officer. Mr. Essman joined the
                               Corporation in 1956 as Controller. He was appointed President in 1969 and served as Chairman and Chief Executive Officer of the
                               Corporation from 1973 until his retirement on March 11, 2001.

Russell Isaak (58)..........   President. Mr. Isaak joined the Corporation as
                               Controller in 1972. He became the Corporation's
                               Chief Financial Officer in 1978 and was appointed
                               Vice President/Finance in 1979 and Executive Vice
                               President-Finance/Administration in February
                               1982. In February 1992 he was appointed President of the Corporation and is also a member of the Office of the President and the Corporation's
                               Executive Committee of officers. Mr. Isaak is a brother-in-law of Jane Nelson, the Corporation's
                               Secretary and General Counsel.

Patrick J. Morris (61)......   Senior Executive Vice President and President,
                               Portrait Studio Division. Mr. Morris joined the
                               Corporation in May 1985 as its Executive Vice
                               President-Marketing. Effective February 1992, he was appointed Senior Executive Vice President. In
                               October 1997, he became President of the Corporation's Portrait Studio Division. Mr.
                               Morris is a member of the Office of the President and of the Executive Committee of officers.

Barry C. Arthur (58)........   Executive Vice President-Finance and Chief
                               Financial Officer. Mr. Arthur joined the
                               Corporation in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed Treasurer, and in July 1983, he was named Vice President-Finance. Mr. Arthur was appointed to his current position effective
                               February 1992. He is a member of the Executive
                               Committee of officers.

Jane E. Nelson (51).........   Secretary and General Counsel. Ms. Nelson joined
                               the Corporation in 1988 as Assistant General
                               Counsel and subsequently served as Associate
                               General Counsel and Assistant Secretary. She was promoted to her current position in February
                               1993. Ms. Nelson is a sister-in-law of Mr. Isaak.

Fran Scheper (55)...........   Executive Vice President-Human Resources. Ms.
                               Scheper joined the Corporation in 1967 as Personnel Assistant. She was promoted to Assistant Personnel Director in 1982 and in
                               January 1987 became Vice President-Human
                               Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent (5%) of the common stock of the Corporation.

                                                                (3)
    (1)                         (2)                          AMOUNT AND          (4)
   TITLE                NAME AND ADDRESS OF                  NATURE OF         PERCENT
  OF CLASS                BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
  --------              -------------------             --------------------   --------
Common Stock  NewSouth Capital Management, Inc.              1,464,752(l)        19.3%
              1000 Ridgeway Loop Road, Suite 233
              Memphis, Tennessee 38120
Common Stock  First Pacific Advisors, Inc.                     842,800(2)        11.0%
              11400 West Olympic Boulevard, Suite 1200
              Los Angeles, California 90064
Common Stock  Van Den Berg Management, Inc.                    840,882(3)        11.1%
              1301 Capital of Texas Hwy; Suite B-228
              Austin, Texas 78746
Common Stock  Alyn V. Essman                                570,959(4)(5)         7.1%
              21 Somerset Downs
              St. Louis, Missouri 63124
Common Stock  First Manhattan Co.                              471,500(6)         6.2%
              437 Madison Avenue
              New York, New York 10022
Common Stock  Dimensional Fund Advisors, Inc.                  427,500(7)         5.6%
              1299 Ocean Avenue, 11th Floor
              Santa Monica, California 90401

---------------
(1) As reported on Amendment No. 8 to its Schedule 13G, dated February 8, 2001, NewSouth Capital Management, Inc., ("NewSouth") an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, was the owner of 1,464,752 shares as of December 31, 2000, representing approximately 19.3% of the total shares outstanding on that date. NewSouth has sole voting power and sole dispositive power for all 1,464,752 shares.

(2) As reported on Amendment No. 5 to its Schedule 13G, dated April 10, 2001, First Pacific Advisors, Inc. ("First Pacific"), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owned 842,800 shares, or approximately 11% of the total shares outstanding on March 31, 2001. First Pacific has shared voting power with respect to 496,600 of the shares and shared dispositive power with respect to all the shares.

(3) As reported on Amendment No. 8 to its Schedule 13G, dated March 7, 2001, Van Den Berg Management, Inc. ("Van Den Berg"), an Investment Adviser registered under section 203 of the Investment Advisers Act of 1940, beneficially owned 840,882 shares or approximately 11.1% of the shares outstanding. Van Den Berg has sole voting and sole dispositive power with respect to 43,259 shares and shared voting and shared dispositive power with respect to 797,623 shares.

(4) Includes 392,708 shares which Mr. Essman has the right to acquire within 60 days after April 24, 2001 upon the exercise of employee stock options. All options previously granted to Mr. Essman vested in full as of his retirement on March 11, 2001. The exercise prices for Mr. Essman's options exercisable within

    60 days range from $15.50 to $35.00. Percentage of ownership based on shares outstanding as of April 24, 2001.

(5) Excludes 40,000 shares beneficially owned by Mr. Essman's wife and 111,100 shares held by the Essman Family Charitable Foundation as to which Mr. Essman expressly disclaims beneficial ownership.

(6) As reported on Schedule 13G, dated February 8, 2001, First Manhattan Co. ("First Manhattan") a broker or dealer registered under Section 15 of the Exchange Act and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owned 471,500 shares, or approximately 6.2% of the total outstanding shares including 95,000 shares owned by family members of General Partners of First Manhattan, which were reported for informational purposes. First Manhattan disclaims dispositive power as to 85,000 of such shares and beneficial ownership as to 10,000 shares. First Manhattan has sole voting and sole dispositive power as to 376,500 shares and shared voting and dispositive power as to 95,000 shares.

(7) As reported on Schedule 13G, dated as of February 2, 2001, Dimensional Fund Advisors, Inc. ("Dimensional") an Investment Adviser registered under
    Section 203 of the Investment Advisers Act of 1940, held sole voting and sole dispositive power as to all 427,500 shares, constituting approximately 5.6% of outstanding shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain other group trusts and separate accounts. These investment companies, trusts and accounts beneficially own the 427,500 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 24, 2001 by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 13; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                   (3)
    (1)                           (2)                       AMOUNT AND NATURE            (4)
   TITLE                        NAME OF                       OF BENEFICIAL            PERCENT
  OF CLASS                  BENEFICIAL OWNER                    OWNERSHIP              OF CLASS
  --------                  ----------------                -----------------          --------
Common Stock  Barry C. Arthur                                       43,978(a)(b)          *
Common Stock  Alyn V. Essman                                       570,959(a)(d)          7.1%
Common Stock  Russell Isaak                                        324,905(a)(b)          4.1%
Common Stock  Lee Liberman                                             400(c)             *
Common Stock  Patrick J. Morris                                    176,835(a)(b)          2.2%
Common Stock  J. David Pierson                                           0                *
Common Stock  Nicholas Reding                                        1,200(c)             *
Common Stock  Fran Scheper                                          25,612(a)(b)          *
Common Stock  Martin Sneider                                           500(c)             *
Common Stock  Robert Virgil                                            600(c)             *
Common Stock  17 Directors and Executive Officers as a
              Group                                              1,269,872(a)(b)(d)(e)   14.7%

---------------
*   Percentage does not exceed one percent.

(a) Includes the following shares which such persons have the right to acquire within 60 days after April 24, 2001 upon the exercise of employee stock options: Mr. Arthur: 40,000; Mr. Essman: 392,708; Mr. Isaak: 203,943; Mr.
    Morris: 163,943; Ms. Scheper: 24,451; and directors and executive officers as a group: 933,353. The exercise prices for all options exercisable within 60 days range from $13.875 to $35.00. Market Value as of April 24, 2001 was $18.83.

(b) Includes 1,074 shares for Mr. Arthur; 19 shares for Mr. Isaak; 450 shares for Mr. Morris; 910 shares for Ms. Scheper; and 6,955 shares for directors and executive officers as a group, all held under the

    CPI Corp. Employees' Profit Sharing Plan and Trust. The executives have neither voting power nor investment power with respect to these shares.

(c) Excludes Phantom Stock Rights, which on date of award are based on value of common stock, and Growth Units for Deferred Compensation, which are based on book value, as follows: Mr. Liberman: 65,658 Growth Units; Mr. Reding: 2,800 Phantom Stock Rights and 13,420 Growth Units; Mr. Sneider: 2,400 Phantom Stock Rights; and Mr. Virgil: 4,800 Phantom Stock Rights and 20,301 Growth Units. See page 10 for further explanation of Phantom Stock Rights and Growth Units.

(d) Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership and 111,100 shares held by the Essman Family Charitable Foundation.

(e) Excludes 726 shares owned by family members of directors and executive officers as a group.

                          BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended February 3, 2001 ("fiscal year 2000"), the Corporation's Board of Directors met twelve times. The Board of Directors also acted by unanimous written consent on five (5) other occasions. The independent directors held nine meetings in conjunction with the search for a chairman and chief executive officer to succeed Mr. Essman upon his retirement. All directors attended more than 75% of all meetings that they were eligible to attend.

     The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members during fiscal year 2000 were Messrs. Virgil (Chairman) and Sneider. Milford Bohm served as a member of the Audit Committee until his death on December 1, 2000. Mr. Liberman was appointed to fill the vacancy created by Mr. Bohm's death and continues to serve on the committee with Messrs. Virgil and Sneider. All of the members of the Audit Committee are independent. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

     The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held four meetings during the last fiscal year and acted by unanimous consent on one occasion. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and under the Voluntary Stock Option Plan and as the governing committee under the Restricted Stock Plan.

     The Nominating and Governance Committee, whose members are Messrs. Reding (Chairman), Liberman and Virgil, held one meeting during fiscal year 2000. The Nominating and Governance Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating and Governance Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

     The Finance and Investment Committee consisted of Messrs. Bohm (Chairman) (through December 1, 2000), Sneider and Virgil. Mr. Sneider was appointed to succeed Mr. Bohm as Chair of the Committee and Mr. Reding was appointed to serve on the Committee, commencing December 2000. The Committee met four times in fiscal year 2000 to review dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                         REPORT OF THE AUDIT COMMITTEE

TO OUR STOCKHOLDERS:

     The Audit Committee of CPI Corp. is comprised of independent directors, as defined by New York Stock Exchange rules. The Committee operates under the written charter adopted by the Board of Directors and attached to this proxy statement as Appendix A. In performing its duties, the Audit Committee has:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with the Corporations independent auditors, KPMG LLP, all matters addressed by Statement of Auditing Standards No. 61; and

     (3) evaluated KPMG's independence. Further, we have received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report of Form 10-K for fiscal year 2000 and that it be filed with the Securities and Exchange Commission.

                         THE CPI CORP. AUDIT COMMITTEE

            ROBERT VIRGIL, CHAIR     LEE LIBERMAN     MARTIN SNEIDER

                           COMPENSATION OF DIRECTORS

     Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and Committee meeting he attends. Directors who are also officers receive no retainer or other compensation for service as directors.

     The CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan") has compensation deferral and phantom stock components. Under the deferral components, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fees, and other compensation for such fiscal year, select a deferral period of not less than three years and choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash. Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. It is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company.

     Deferred amounts are converted to growth units (based on book value) at the end of the year. Non-dividend growth units are added to each deferral account annually to adjust for the effects of stock repurchases. During fiscal year 2000 the Directors deferred income and received dividend equivalents as follows: Mr. Bohm deferred a total of $22,800 in retainer and fees and received dividend equivalents in the amount of $4,189. Mr. Liberman deferred a total of $31,250 in retainer and fees and received dividend equivalents in the amount of $17,230. Mr. Reding deferred a total of $31,250 in retainer and fees and received dividend equivalents in the amount of $4,185. Mr. Virgil deferred $34,650 in retainer and fees and received dividend equivalents in the amount of $5,681. Mr. Sneider received a total of $38,050 in retainer and meeting fees. Ms. Krey deferred $850 in meeting fees and was paid $105,315 in deferred compensation upon her resignation.

     Each non-management director also receives 400 Phantom Stock Rights annually. The value of each Phantom Stock Right as of the date of award is the fair market value of one share of common stock on the date preceding the date of award. The value at maturity is equal to the average fair market value of the common stock for the six month period immediately preceding maturity. As of June 2000, Messrs. Bohm, Liberman, Reding, Sneider and Virgil were each awarded 400 Phantom Stock Rights for one year of Board service completed on the day prior to their reelection at the 2000 Annual Meeting of Shareholders.

     The Phantom Stock Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award) or (vi) a change of control. Before the maturity of his or her Phantom Stock Rights, a participant must irrevocably elect to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made in cash.

     During fiscal year 2000, the 400 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at $22.62 per Right; accordingly, $9,048 was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amounts attributed to his Phantom Stock were credited at $9.28 per unit. The 400 Rights credited to Mr. Bohm in 2000 automatically matured at $22.62 per Right and, Mr. Bohm's beneficiary received a payment of $9,048.

     In fiscal 2000, Mr. Sneider received $25,000 for his services in managing an executive search for a successor to Mr. Essman as Chairman and Chief Executive Officer. This special payment was approved by the Board of Directors with Mr. Sneider abstaining.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Corporation believes that the reporting executives and Directors complied with all reporting requirements of Section 16(a) of the Exchange Act.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:
GENERAL COMPENSATION POLICY

     Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, contributions to match participant investments in the Corporation's 401(k) plan, and earnings on Growth Units from bonuses and base salary deferred from prior years under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan and the Corporation's Key Executive Deferred Compensation Plan. Each component of executive compensation is described herein.

     The Compensation Committee, with the support of the Board, continued to adhere to the following objectives in awarding executive compensation in 2000, each of which the Board believes contributes to stockholder value:

     1. paying for performance, both long-term and short-term;

     2. increasing emphasis on variable incentive compensation, as opposed to base compensation;

     3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

     4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

     5. importantly, aligning stockholder, management and employee interests.

BASE SALARY

     The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments.

BASE SALARY DEFERRAL

     In 1995, the Compensation Committee adopted the Key Executive Deferred Compensation Plan, under which certain key executives may defer up to 50% of base salary. For the year in which base salary is deferred, the executive will earn interest on the amount deferred at a rate that mirrors the rate of growth in book value of the corporation's common stock for the preceding year. In the year subsequent to the year of deferral, the amount deferred and interest are divided by book value to determine the number of Growth Units to be credited to the executive. The executive's account is then adjusted by the greater of (a) change in book value or (b) the 30 year U.S. Treasury bond rate, net of dividend equivalents which are paid on the Growth Units at the same rate dividends are paid to stockholders. Non-dividend Growth Units, which provide for annual adjustments to recognize the effect of stock repurchases, were credited in 2000 to the following named executives for base salary deferrals made in prior years:
Mr. Arthur: 1,512 and Mr. Morris: 5,527.

ANNUAL BONUS

     In accordance with the Compensation Committee's goal of shifting greater emphasis to performance-based compensation, shareholders have approved annual incentive plans recommended by the Committee annually for the past six years. The Compensation Committee establishes new annual bonus targets at the commencement of each fiscal year. Each of the Corporation's executives received a bonus for fiscal year 2000.

STOCK OPTIONS

     An annual stock option bonus plan, initiated in 1992, provides for an annual award of options if targets established by the Compensation Committee at the commencement of each fiscal year are achieved. Each of the Corporation's executives received options under this plan for fiscal 2000.

GROWTH UNITS ON DEFERRED COMPENSATION

     Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive may defer up to 50% of his or her annual incentive bonus. The amount deferred is converted to Growth Units, based on book value. Executives earn appreciation on these Growth Units based on the greater of (a) changes in the Corporation's book value and
(b) the 30 year U.S. Treasury bond rate, net of dividend equivalents which are paid at the same rate that dividends are paid to stockholders. Non-dividend Growth Units were credited to the Chief Executive Officer and other named executive officers in fiscal year 2000 for bonuses earned in prior years and deferred as follows: Mr. Arthur--1,876; Mr. Essman--22,190; Mr. Morris--7,787 and Ms. Scheper--2,020.

COMPANY CONTRIBUTIONS TO 401(K) PROFIT SHARING PLAN

     All employees who meet minimum age and service requirements are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Profit Sharing Plan. The Corporation matches each participant's voluntary contributions, up to a maximum of 5% of salary, with corporate stock in an amount equal to 50% of the participant's contributions. Thus an employee who contributed 5% of base compensation would receive stock equal to 2.5% of his or her compensation. Mr. Arthur and Ms. Scheper participated in the Profit Sharing Plan in fiscal year 2000.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Essman's compensation was based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. For fiscal 2000, his base salary was reduced, but his bonus potential was increased in accordance with the Compensation Committee's objective to further align compensation with shareholder value. Mr. Essman received a cash bonus in accordance with the incentive plan approved at the 2000 Annual Meeting of Stockholders, which was based on earnings targets established by the Compensation Committee at the commencement of fiscal year 2000. He also received an option bonus for fiscal year 2000, based on the earnings targets established by the Compensation Committee at the beginning of fiscal year 2000.

COMPLIANCE WITH IRC SECTION 162(M)

     Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company's executive, the Committee's current intent remains to preserve full deductibility of executive compensation. The annual incentive plan to be submitted to shareholders for approval at the 2001 Annual Meeting, if approved, should enable the Company to avail itself of deductions for all executive compensation paid through the current fiscal year. The Corporation's Key Executive Deferred Compensation Plan, adopted in 1995, also enhances the Corporation's ability to maintain full deductibility of executive Compensation.

                      THE CPI CORP. COMPENSATION COMMITTEE

           LEE LIBERMAN, CHAIR     NICHOLAS REDING     MARTIN SNEIDER

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive officers for each of the last three years:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                 --------------------------       ---------------------------------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
                                                                  OTHER ANNUAL     OPTIONS/         ALL OTHER
  NAME & PRINCIPAL POSITION      YEAR    SALARY      BONUS        COMPENSATION       SARS          COMPENSATION
  -------------------------      ----    ------      -----        ------------    ----------       ------------
                                           ($)        ($)             ($)            (#)               ($)
             (A)                 (B)       (C)        (D)             (E)            (F)               (G)
Alyn V. Essman, Chairman         2000    500,000    256,250            0             4,890(2)             0
and Chief Executive Officer      1999    600,000          0            0                 0                0
                                 1998    600,000    463,884(l)         0            22,626(3)             0
Russell Isaak, President         2000    375,000    192,188            0             3,667(2)           126(4)
                                 1999    400,000          0            0                 0              156(4)
                                 1998    400,000    309,256            0            15,084(3)           168(4)
Patrick J. Morris, Senior        2000    350,000    179,375            0             3,423(2)           126(4)
Executive Vice President         1999    375,000          0            0                 0              156(4)
                                 1998    375,000    289,928            0            14,141(3)           168(4)
Barry C. Arthur, Executive       2000    188,000    100,000            0             1,839(2)         1,568(5)
Vice President--Finance          1999    188,000     13,400            0                 0            2,316(6)
                                 1998    179,000     90,000            0             6,751(3)         2,340(7)
Fran Scheper, Executive          2000    188,000    100,000            0             1,839(2)         1,442(5)
Vice President--                 1999    188,000      9,400            0                 0            2,160(6)
Human Resources                  1998    179,000     90,000            0             6,751(3)         2,172(7)

---------------

(1) Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan approved by stockholders in 1992.

(2) Options awarded on February 3, 2001 for 2000 performance under an annual option bonus program for key executives adopted in 1992.

(3) Options awarded on May 7, 1998 as part of a special award to 60 officers of the corporation and options awarded for 1998 performance under an annual option bonus program for key executives adopted in 1992.

(4) Life insurance premiums.

(5) Life insurance premiums of $570 for Mr. Arthur and $444 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amount: Mr. Arthur: $998 and Ms. Scheper: $998.

(6) Life insurance premiums of $705 for Mr. Arthur and $549 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Arthur--$1,611; and Scheper--$1,611.

(7) Life insurance premiums of $699 for Mr. Arthur and $531 for Ms. Scheper plus employer contributions of stock to the profit sharing plan in the following amounts: Arthur--$1,641; and Scheper--$1,641.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made in the last fiscal year to the individuals named in the Summary Compensation Table:

INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZED VALUE
                                            % OF TOTAL                                         ASSUMED ANNUAL RATE
                                             OPTIONS                                          OF STOCK APPRECIATION
                                            GRANTED TO    EXERCISE OR                            FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN   BASE PRICE    EXPIRATION         ----------------------------
             NAME               GRANTED    FISCAL YEAR    ($/SHARES)       DATE      0%       5%(5)           10%(5)
             ----               -------    ------------   -----------   ----------   ---   -----------     ------------
                                  (#)                                                ($)       ($)             ($)
(A)                               (B)          (C)            (D)          (E)       (F)       (G)             (H)
Alyn V. Essman                   4,890(l)     11.44%        $20.45        2/3/07      0    $    34,010(5)  $     77,156(5)
Russell Isaak                    3,667(l)      8.58%        $20.45        2/3/07      0    $    25,504(5)  $     57,859(5)
Patrick J. Morris                3,423(l)      8.01%        $20.45        2/3/07      0    $    23,807(5)  $     54,010(5)
Barry C. Arthur                  1,839(l)      4.30%        $20.45        2/3/07      0    $    12,790(5)  $     29,017(5)
Fran Scheper                     1,839(l)      4.30%        $20.45        2/3/07      0    $    12,790(5)  $     29,017(5)
All Stockholders                   N/A          N/A            N/A           N/A      0    $53,160,970(2)  $120,604,108(2)
22 Optionees                    39,530(3)     92.45%        $20.45        2/3/07      0    $   274,929(5)  $    623,721(5)
1 Optionee                       3,216(4)      7.55%        $24.88        9/6/08      0    $    27,212(5)  $     61,736(5)
Gain for all 23 Optionees as %
  of All Stockholder Gain          N/A          N/A            N/A           N/A      0          0.52%            0.52%

---------------

Note: No SARs were granted in Fiscal Year 2000

(1) Options earned for 2000 performance under an annual bonus program for key executives adopted in 1992. The options become exercisable four years after the date of grant and expire six years after the date of grant.

(2) Gain for all stockholders was determined based on (a) the 7,643,610 shares outstanding on February 3, 2001, the date when the options were granted; (b) a price per share equal to the exercise price of $20.45 and (c) a 6 year term.

(3) Includes (a) 23,872 options awarded February 3, 2001 to executives not named in the table, all of which options cliff vest four years after the date of grant and have the same exercise prices and expiration dates as those awarded to the named executives.

(4) Options granted to one officer under 1991 Stock Option Plan.

(5) Pre-tax gain. The amounts shown for 5% and 10% appreciation are projections required by SEC rules and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. The market price used for calculating potential realizable value for options awarded to the named executives is the average of the closing prices listed in The Wall Street Journal on the last business day preceding award, which is: $20.45. The calculation is also based on a term of 6 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 3, 2001, by the individuals named in the Summary Compensation Table:

                                                                                                  VALUE OF
                                                                           NUMBER OF            UNEXERCISED
                                      (1)                                 UNEXERCISED           IN-THE-MONEY
                                SHARES ACQUIRED                          OPTIONS/SARS           OPTIONS/SARS
                                  ON EXERCISE                              AT FISCAL             AT FISCAL
                                  OF OPTIONS/                            YEAR-END (#)           YEAR-END ($)
                                # OF SECURITIES         VALUE            EXERCISABLE/           EXERCISABLE/
          NAME                  UNDERLYING SARS        REALIZED          UNEXERCISABLE         UNEXERCISABLE*
          ----                  ---------------        --------          -------------         --------------
                                                         ($)
           (A)                        (B)                (C)                  (D)                  (E)(3)
Alyn V. Essman                     13,136/0           $59,112/$0       353,662/39,046(2)         $662,324/$0
Russell Isaak                       8,475/0           $39,903/$0       203,943/26,438(2)         $341,949/$0
Patrick J. Morris                   5,932/0           $44,412/$0       163,943/24,770(2)         $306,824/$0
Barry C. Arthur                    11,742/0           $51,109/$0        51,251/12,030(2)          $28,627/$0
Fran Scheper                        2,542/0           $13,346/$0        27,451/12,030(2)         $124,492/$0

---------------
(1) There were no outstanding SARs in fiscal year 2000.

(2) Exercisable options include options acquired by the named executives in exchange for voluntary salary reductions in 1993 and 1994 pursuant to the Corporation's Voluntary Stock Option Plan and those issued on February 2, 1992 with an exercise price of $30.00 and $35.00. As of fiscal year end 2000, market value was $20.45.

(3) Value of exercisable in-the-money options does not reflect voluntary salary reductions in 1993 and 1994 in the following total amounts for which the options were granted: Mr. Essman--$387,500; Mr. Isaak--$200,000; Mr. Morris--$175,000; Mr. Arthur--$30,000; and Ms. Scheper--$22,500. After
    factoring in the voluntary salary reductions, the net values of the in-the-money exercisable options held by the named executives are: Mr. Essman--$274,825; Mr. Isaak--$141,949; Mr. Morris--$131,824; Mr.
    Arthur--($1,373); and Ms. Scheper--$101,992.

RETIREMENT PLAN

     The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

REMUNERATION               10         15         20         25         30         35         40
------------               --         --         --         --         --         --         --
$ 30,000                 $ 3,000    $ 4,500    $ 6,000    $ 7,500    $ 9,000    $10,500    $12,000
  50,000                   5,000      7,500     10,000     12,500     15,000     17,500     20,000
 100,000 and above        10,000     15,000     20,000     25,000     30,000     35,000     40,000

(All dollar amounts in the above chart are annualized.)

     The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. Remuneration in excess of $100,000 annually is not included. As of the end of the 2000 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Mr. Essman--44, Mr. Isaak--28, Mr. Morris--15, Mr. Arthur--35 and Ms. Scheper--33.

     The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1998, multiplied by the number of years of the participant's service. Alternatively, a participant may elect to convert his normal monthly benefit to a Contingent Annuitant Option (which provides retirement benefits payable to the participant during his lifetime and to his or her beneficiary after the participant's death), or to an Option for Life Annuity with guaranteed number of monthly payments (which provides for retirement benefits payable for a guaranteed number of months first to the participant, with any remaining amounts payable to his or her beneficiary). The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

     The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     During fiscal year 2000, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. In the event the employment of the President or the Senior Executive Vice President/President-Portrait Studio Division is terminated (other than for cause) prior to a Change of Control, the corporation must continue payment of base salary for two years. All other executives are entitled to base salary continuation for six months. If the Corporation terminates an executive's employment other than for cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. If the named executive officers are terminated (other than for cause) during fiscal 2001 as a result of a Change of Control, the executives are entitled to lump sum payments equal to two times base salary.

     An executive whose employment is not terminated after a Change of Control is entitled to continue in a comparable position. The executive's base salary cannot be reduced and, after a Change of Control, his or her bonus cannot be less than the highest bonus he or she received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided before the Change of Control.

     Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of their highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. These payments commence on the later of (i) age 65 or (ii) the date of retirement. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance, for which the Corporation is the named beneficiary. The Corporation made insurance premium payments in fiscal year 2000 of $378,735; $53,177; $233,457; $17,781 and
$115,539 on Messrs. Essman, Isaak, Morris and Arthur and Ms. Scheper, respectively. Beneficiaries of a named executive officer who dies prior to retirement receive annually 40% of the executive's highest base salary from and after 1997, not to exceed $150,000, for twenty years after the date of the executive's death. An officer who becomes disabled is entitled to receive annually (in addition to the amount payable on death or retirement) 40% of his or her highest base salary from and after 1997, not to exceed $150,000, until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65. The supplemental retirement and death benefits provided for under the employment contracts survive the term of employment, unless the executive is terminated for Cause (as defined in the agreement).

     Upon his retirement on March 11, 2001, Mr. Essman entered into a Retirement and Release Agreement with the Corporation (the "Retirement Agreement"), under which he received (i) $993,359 (the present value of two years of base compensation) and (ii) $1,621,686 (the present value of the supplemental retirement benefits to which he was entitled under his employment agreement). Pursuant to the Retirement Agreement, he receives a monthly stipend of $5,000 for office lease and secretarial services for two years following his retirement. Under the Corporation's 1991 Stock Option Plan, all options previously granted to him vested as of the date of his retirement. The Retirement Agreement provides that Mr. Essman's options expire on the earlier of (i) their original expiration date or (ii) the third anniversary of his retirement date. All deferred compensation and other benefits were paid in accordance with applicable plan provisions. Those provisions are also reflected in the Retirement Agreement.

     Certain of the Corporation's employee benefit plans provide for the acceleration of the payment of benefits upon a Change of Control, including the Restricted Stock Plan, the Deferred Compensation and Stock Appreciation Rights Plan, the Key Executive Deferred Compensation Plan and the Stock Option Plans. If such accelerated benefits plus the severance amount payable in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the executive is also entitled to the amount of such tax. In the event of a Change of Control, deferred compensation accounts are valued at the greater of (i) book value; (ii) average 30 year treasury bond rate for the deferral years, reduced by dividend equivalents previously paid or (iii) enhanced book value. Under deferred compensation plans for the executives (and for non-employee directors, described on page 10), enhanced book value means book value multiplied by a fraction, the numerator of which is the average consideration per share of common stock received by shareholders pursuant to stock sales or other transactions which resulted in the Change of Control and the denominator of which is the average fair market value of the common stock over the 30 day period immediately preceding the announcement of the transactions which resulted in the Change of Control.

                    COMPARISON OF TEN-YEAR CUMULATIVE RETURN

                CPI CORP., S&P 500 STOCK INDEX, AND RUSSELL 2000
[GRAPH]

                                                        CPI CORP.                    S&P 500                  RUSSELL 2000
                                                        ---------                    -------                  ------------
1991                                                    100.0000                    100.0000                    100.0000
1992                                                     91.5881                    122.6980                    144.8390
1993                                                     77.9641                    135.5960                    164.2880
1994                                                     58.1483                    152.9930                    194.8620
1995                                                     57.4331                    153.9570                    183.1710
1996                                                     58.6401                    209.6580                    236.1430
1997                                                     77.0814                    264.5670                    280.7040
1998                                                    102.0710                    334.9420                    330.6970
1999                                                    118.0510                    442.6270                    332.8130
2000                                                    108.2480                    476.0890                    397.6110
2001                                                     93.5370                    483.9450                    405.9210

     The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI.
---------------

* Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

            RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

     The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 2, 2002. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

     A representative of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 3, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001.

     The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

      PROPOSED ANNUAL INCENTIVE PLAN FOR KEY EXECUTIVES (PROXY ITEM NO. 3)

     For fiscal year 2001, the Compensation Committee has adopted, subject to shareholder approval, an annual incentive bonus plan that provides a preestablished, objective, performance based formula for awarding an incentive to the Chairman and Chief Executive Officer, the President and the Senior Executive Vice President/President--Portrait Studio Division and a recently appointed Senior Executive Vice President, Timothy A. Hufker. The proposed bonus plan is substantially similar to plans approved by stockholders for 1995 through 2000. It provides for bonus potential ranges from 0% to 100% of base salary and continues the Committee's policy of emphasizing "at-risk" compensation. The Compensation Committee believes that the actual targets reflect confidential business information, the disclosure of which would adversely affect the Corporation. The proposed annual incentive plan will not be effective unless it is approved by shareholders. Further, no bonus will be paid to these executives except in accordance with the preestablished formula adopted by the Committee, and the Committee will certify attainment of the preestablished targets prior to payment of any bonuses under this program. The performance targets are based on net income before taxes, bonuses and interest. Any payments under the annual incentive plan will be made in cash. The annual incentive plan will be in effect for fiscal year 2001.

                               NEW PLAN BENEFITS
                         ANNUAL INCENTIVE PLAN FOR 2001

                                                                                   MAXIMUM POTENTIAL
                     NAME AND POSITION                        DOLLAR VALUE ($)*    COMPENSATION ($)
                     -----------------                        -----------------    -----------------
Mr. Pierson, Chairman and Chief Executive Officer                  250,000              500,000
Mr. Isaak, President                                               200,000              400,000
Mr. Morris, Senior Executive Vice President/
  President--Portrait Studio Division                              187,500              375,000
Mr. Hufker, Senior Executive Vice President                        115,000              230,000
Executive Group                                                   N/A                  N/A
Non-Executive Director Group                                      N/A                  N/A
Non-Executive Officer Employee Group                              N/A                  N/A

---------------

* Specific amount cannot be determined. Estimated value if plan had been in effect in fiscal 2000 with fiscal year 2001 base salaries.

     The foregoing table shows the maximum dollar amount of compensation that could be paid to each eligible employee if the performance goals under the annual incentive plan for fiscal year 2001 are achieved. No executives or employees of the Corporation, other than those listed in the above table will be eligible for benefits under the proposed plan.

     The Committee seeks shareholder approval on this annual incentive program for the four most highly compensated executives of the Corporation because it believes that continuing to place greater emphasis on at-risk compensation will best serve the interests of shareholders, as well as those of the Corporation.

     The Board of Directors will present the following resolution to the stockholders for action at the 2001 Annual Meeting:

     RESOLVED, that an annual incentive plan for fiscal year 2001 for the Chairman and Chief Executive Officer, the President, and two Senior Executive Vice Presidents authorizing annual bonuses ranging from 0% to 100% of base salaries upon attainment of predetermined, objective performance targets established by the independent Directors who serve on the Compensation Committee, is hereby approved by the stockholders of the Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

     The affirmative vote of the majority of the votes cast at the meeting by the stockholders entitled to vote thereon shall be sufficient for the approval of the proposed annual incentive plan for the Chairman and Chief Executive Officer, the President, and the Senior Executive Vice President/President-Portrait Studio Division and the Senior Executive Vice President, as described above.

                               OTHER INFORMATION

     Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

     The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 4, 2001, to stockholders of record as of April 24, 2001.

     A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON, ST. LOUIS, MISSOURI 63103.

                                      By Order of the Board of Directors,

                                      /s/ JANE E. NELSON
                                      JANE E. NELSON
                                      Secretary and General Counsel
Dated: May 4, 2001

                                                                      APPENDIX A

                                                   APPROVED BY
                                                   AUDIT COMMITTEE AND
                                                   BOARD OF DIRECTORS
                                                   JUNE 1, 2000

     Charter of the Audit Committee of the Board of Directors

I.   AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members and the Chair of the Audit Committee shall be appointed by the Board.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures to the Board of Directors. Review and evaluate significant findings prepared by the independent auditors and the internal audit department together with management's responses.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The Audit Committee and the Board of Directors have the authority and the responsibility to select, evaluate and, where appropriate, to replace the Company's independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee shall (a) request from the independent auditors a written statement delineating all relationships between the independent auditors and the Company and (b) discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Audit Committee shall recommend to the Board of Directors any action appropriate to satisfy the Board of the auditors' independence.

8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

12. Inquire as to the independent auditors' views about whether management's choices of accounting principles appears reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

13. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

14. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior internal audit officer shall be subject to Committee approval.

15. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

16. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

17. Review all reports from the Internal Audit Committee concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

18. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

19. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

20. Maintain minutes of meeting and periodically report to the Board of Directors on significant results of the foregoing activities.

21. Review periodically the Company's Code of Business Conduct and ensure that management has established a system to enforce this Code.

22. Periodically perform self-assessment of Audit Committee performance.

23. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

-------------------------------------------------------------------------------
PROXY                                                                     PROXY

                                   CPI CORP.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2001

     The undersigned, revoking all previous proxies, hereby appoints J. David Pierson and Russell Isaak or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of common Stock of CPI Corp. (the "Corporation") held of record by the undersigned on April 24, 2001 at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 7, 2001, at CPI Corp., 1706 Washington, St. Louis, Missouri, 63103, and at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)


-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             CPI CORP.
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /


[                                                                                                                                  ]

1.  ELECTION OF DIRECTORS-                        For  Withhold  For All   2. Ratification of appointment of
    Nominee(s)                                    All     All    Except*      KPMG LLP as the Corporation's    For  Against Abstain
    01 Russell Isaak       02 Lee M. Liberman                                 Independent Certified Public
    03 Patrick J. Morris   04 J. David Pierson    [ ]     [ ]      [ ]        Accountants.                     [ ]    [ ]     [ ]
    05 Nicholas L. Reding  06 Martin Sneider
    07 Robert Virgil                                                       3. Approval of Resolution to
                                                                              provide for Annual Incentive     For  Against Abstain
                                                                              Program for Chairman and Chief
                                                                              Executive Officer, President     [ ]    [ ]     [ ]
                                                                              and the Senior Executive Vice
                                                                              Presidents.

----------------------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE(S) NAME ABOVE)
                                                                           IN THEIR SOLE DISCRETION, THE PROXIES ARE AUTHORIZED
-------------------------------------------------------------------------  TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                           BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

                                                                              SIGN
                                                                              HERE
                                                                                    ------------------------------------------------
                                                                                     (Please sign exactly as name appears hereon.)
                   THIS SPACE RESERVED FOR ADDRESSING
                        (key lines do not print)                              SIGN
                                                                              HERE
                                                                                    ------------------------------------------------
                                                                                    Executors, administrators, trustees, etc. should
                                                                                               so indicate when signing

                                                                              DATED:
                                                                                    ------------------------------------------------
-------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                /\      FOLD AND DETACH HERE      /\

                                                       YOUR VOTE IS IMPORTANT!

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.














